Advanced Technology Acquisition Corp. Announces Execution of Letter of Intent to Acquire Bioness Inc.

RAMAT GAN, Israel, Dec. 22 /PRNewswire-FirstCall/ -- Advanced Technology Acquisition Corp. (“ATAC” or the “Company”) (Amex: AXC) announced today that it had entered into a letter of intent (the “LOI”) to complete a business combination by means of a merger ( the “Merger”)with Bioness, Inc., a Delaware corporation (“Bioness”) having significant business operations in Israel.  Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the execution of the LOI affords the Company a six-month extension for completion of a business combination, until June 22, 2009.

The LOI provides that, within four business days following the date of its execution: (1) certain principal stockholders of ATAC (the “Founders”) must enter into an agreement to cancel an aggregate of 3,625,000 warrants (the “Founder Warrants”) purchased by the Founders in connection with ATAC’s initial public offering and (2) the underwriters of ATAC’s initial public offering must enter into an agreement to cancel the option to purchase up to an aggregate of 1,125,000 units (consisting of ATAC Common Stock and warrants to purchase ATAC Common Stock) (the “Unit Purchase Option”) that was granted to such underwriters in connection with such initial public offering.  The LOI also provides that, immediately prior the execution of a definitive agreement, the Founders will deliver to ATAC for cancellation for no consideration an aggregate of 1,000,000 shares of Company Common Stock.

The LOI provides that, following execution of a definitive agreement, Bioness will commence a tender offer for the purchase of ATAC’s outstanding warrants for four cents per warrant.  The LOI further provides that, as a condition to the tender offer, 100% of the outstanding warrants will be tendered and not withdrawn.  It is a condition to the commencement of the tender offer that, not later than one business day prior to the announcement by Bioness of the tender offer, all Founder Warrants and Unit Purchase Option will be canceled with the consent of the holders thereof.  All warrants purchased in the tender offer will be terminated immediately following their purchase.  Bioness’ obligation to consummate the Merger is conditioned upon satisfaction of the foregoing conditions to the tender offer.  All costs and expenses related to the tender offer will be paid by Bioness.

Subject to certain exceptions, the LOI provides that each ATAC stockholder that (a) purchased shares of ATAC Common Stock in ATAC’s initial public offering or subsequently purchased shares of ATAC Common Stock on the American Stock Exchange, (b) voted in favor of the Merger, and (c) holds any shares of ATAC Common Stock following the closing of the Merger will be granted a non-transferable put option to sell such shares to ATAC at a price of $8.20 per share.  Such put option will be exercisable during the 30-day period commencing on the second anniversary of the closing of the Merger.  To secure payment to the holders of the put option, all available funds of ATAC (minus all transaction costs and expenses), on the date of the closing of the Merger minus a working capital reserve, will be set aside in trust (the “Option Trust”).  In addition, for guarantying the payment of the put option, at or prior to the closing of the Merger, Mr. Alfred E. Mann will establish a trust for the benefit of the surviving entity (the “Additional Trust”) in such amount equal to (x) $8.20 multiplied by the number of shares subject to the put option, minus (y) the funds deposited in the Option Trust.  The Additional Trust will be funded with collateral consisting of publicly traded securities with a market value at the date of deposit equal to 125% of the amount required to be held in the Additional Trust.  The LOI also provides that, if at the time of the exercise of the put option, there are insufficient funds available in Option Trust to fully pay put option holders (a “Shortfall”), (a) Mr. Mann will fund the Additional Trust in the amount of the Shortfall or (b) ATAC will sell a portion of collateral in the Additional Trust to cover such Shortfall.  The LOI also provides that Mr. Mann will give a personal guaranty for the repayment of the Shortfall.

The consummation of the business combination is subject to, among other things, negotiation and execution of a definitive agreement, reasonable satisfaction of due diligence inquires and required stockholder approval.  There can be no assurances that a business combination will be consummated.

About Advanced Technology Acquisition Corp.

ATAC is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a technology or technology-related business that has operations or facilities located in Israel, such as research and development, manufacturing or executive offices.

About Bioness Inc.

Bioness Inc. is a neuromodulation company marketing non-invasive medical devices and developing minimally-invasive implantable products intended to treat the tens of millions of individuals suffering from disabling conditions caused by various neurological events and conditions (such as stroke and multiple sclerosis), chronic pain and urological syndromes. Bioness’ non-invasive technologies are used for central nervous system disorders and may provide such patients with increased levels of physical independence, productivity and symptom management. The Company’s investigational lines of minimally-invasive implantable devices target the peripheral nervous system; they are in various stages of research and design, including clinical trials, and are intended to be smaller, less invasive, less expensive, more site-specific and safer than current implantable devices.

The NESS L300 Foot Drop System and the NESS H200® Hand Rehabilitation System, both cleared for marketing in the U.S. by the Food and Drug Administration (FDA) and approved for use in the European Union (CE Mark), are intended to improve patients' functional capabilities and may enable them to achieve new levels of independence and productivity.

Forward-Looking Statement

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and ATAC growth strategy and measures to implement such strategy.  Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements.  Although ATAC believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct.  These statements involve known and unknown risks and are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of ATAC.  Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to:  competitive factors in the market in which ATAC operates; risks associated with operations outside the United States; and other factors listed from time to time in ATAC’s filings with the Securities and Exchange Commission.  ATAC expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in ATAC’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information about the Transaction and Where to Find It

This press release shall not constitute an offer of any securities for sale.  The proposed Merger will be submitted to ATAC’s stockholders for their consideration.  In connection with the acquisition, ATAC intends to file relevant materials with the SEC, including a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed Merger.  Investors and stockholders of ATAC are urged to read the registration statement, proxy statement/prospectus and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to the documents, because they will contain important information about ATAC, Bioness and the proposed Merger.  Stockholders and investors can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by ATAC in connection with the announcement of the entry into the letter of intent, and any other relevant documents filed with the SEC when they become available.  The proxy statement/prospectus, the registration statement and any other relevant materials (when they become available), and any other documents filed by ATAC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to:  Advanced Technology Acquisition Corp., 14-A Achimein Street, Ramat Gan, Israel, Attention: Investor Relations.  Investors and stockholders are urged to read the proxy statement/prospectus, the registration statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

Participants in Solicitations

ATAC and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from stockholders of ATAC in connection with the Merger.  Information regarding ATAC’s directors and executive officers and regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

CONTACT:  Ido Bahbut, 011-972-3-751-3707, or Fax:  011-972-3-751-3706, for Advanced Technology Acquisition Corp.